                                                                    EXHIBIT 10.4

The Company has omitted portions of this document and requested Confidential Treatment with respect to these portions.

                           UROLOGIX SUPPLY AGREEMENT

     This Supply Agreement and all attachments (called the "Agreement") is made by Urologix, Inc., ("Buyer") its principal place of business at 14405 Twenty-First Avenue North, Minneapolis, Minnesota 55447 and SeaMED Corporation, ("Contractor") it's principal place of business at 14500 N.E. 87th Street, Redmond, Washington 98052. This Agreement sets forth the mutual understanding by which the Buyer and the Contractor will conduct business for the life of this Agreement.

      Whereas, the Contractor has the facilities and expertise to manufacture, test and distribute electronic devices in accordance with GMP practices.

     Whereas, Buyer desires to engage the services and the facilities of Contractor for the production and ongoing maintenance of an electronic device known as the T3 Control Unit (hereinafter "Product") and other related electronic assemblies as may be specified in the future;

     In return for the authorization to build the Buyer's product both parties agree as follows:

I. DEFINITIONS

(A) "Qualification Testing" shall be defined as the systematic process of comparing the actual operation of production units to the functional and engineering specifications and to the established qualification test procedure.

(B) "Verification Testing" shall be defined as the systematic process of comparing the actual operation of engineering prototypes of the product to the functional and engineering specifications.

(C) "Medical Device Reporting" ("MDR") shall be defined as any event associated with the use of the Product which is required to be reported to the FDA in accordance with 21 CFR Part 803.

(D) "Device Master Record" shall be defined as the file containing all pertinent records relative to design, specifications, formulations, complete manufacturing procedures and quality assurance requirements relative to production of this medical Product and it's subassemblies.

     (E) "Device History Record" shall be defined as the compilation of records containing the complete production/maintenance history of a finished Product and showing latest revision history, maintenance history and any other records required by the FDA.

     (F) "Certificate of Compliance" shall be defined as Contractor's notification that the Product (including subassemblies for service) conforms to all established qualification criteria agreed to between both the Contractor and Buyer as stated in Exhibit C, Quality Protocols.

     (G) "Buyer's Equipment" shall be defined as capital equipment such as production molds, fixtures or testing equipment purchased for and charged to the Buyer specifically to manufacture and test the Product.

     (H) "Product Complaint" shall be defined as failures which occur in use which lead to events requiring reporting under the MDR or failures which occur prior to the minimum life expectancy of the component or assemblies, latent defects or software anomalies.

     (I) "Pre-production Product" shall be defined as the fabrication of products in the manufacturing area under full GMP control using pre-production released documentation.

     (J) Good Manufacturing Practices ("CGMP") shall mean the Current Good Manufacturing Practices standards as defined in "Title 21-Food & Drugs" of the Code of Federal Regulations, as the same may be amended from time to time.

     (K) "Product" shall mean the Buyer's T3 Control Unit as described in Buyer's Specification No. 40001 (or derivatives thereof), as the same may from time to time be modified by Buyer.

     (L) "FDA" shall mean the Food and Drug Administration of the United States Department of Health and Human Services.

     (M) "ISO" shall mean the International Organization for Standardization.

II.  GENERAL TERMS AND CONDITIONS

     A. This Agreement is a supply agreement whereby the Buyer agrees to purchase most of its requirements for the term shown; it does not obligate Buyer to purchase any specific quantity but only establishes the terms and conditions for such purchases if they occur. All such quantities will be specified on Buyer's Purchase Orders, issued under the provision of this

         Agreement and incorporated herein by reference. Contractor agrees to sell and deliver to Buyer all Products ordered by Buyer.

     B. All sales of Products by Contractor to Buyer shall be subject to the provisions of this Agreement and shall not be subject to the terms and conditions contained in any Purchase Order of Buyer or confirmation of Contractor, except insofar as such Purchase Order or confirmation establishes the quantity and shipment dates for the Products involved.

     C. Buyer may add products to the list of "Products" available for purchase hereunder by adding such products to a Purchase Order that is accepted by Contractor. Such added products shall be deemed "Products" as defined herein as though described in this Agreement at the time of executing this Agreement. The price for which such added products shall be available for purchase under this Agreement shall be as stated on such accepted Purchase Order(s), subject to the provisions of this Agreement.

     D. Payment - Payment for any shipment of product is due thirty (30) days subsequent to the date of invoice for such shipment. Unless otherwise specified or required by law, all prices will be quoted and billed exclusive of federal, state, or local excise, sales, or other similar taxes. Such taxes, where applicable, will appear as additional terms on invoices.

     E. During the first Contract Year, Buyer shall purchase ***% of its requirements for the Product from the Contractor and during each complete or partial Contract Year thereafter, shall purchase ***% of its requirements for the Product from Contractor.

III.  PURCHASE ORDERS

     A. The term "Purchase Order" shall mean Buyer's written Purchase Order form and any documents incorporated therein by reference.

IV.  PURCHASE TERM

     A. The term during which Buyer may issue Purchase Order for Product, and Contractor shall supply Product to Buyer under this Agreement ("Purchase Term") shall begin on August 1, 1995 and end three and one-half years later. Each successive twelve (12) month period beginning with the sale of commercial Product is referred to as a "Contract Year." This Agreement governs Purchase Orders issued by Buyer during the Purchase Term and any extension so long as Buyer has requested delivery of Product within three (3) months beyond the end of the Purchase Term or any extension.

     B. The Purchase Term will be extended automatically for one (1) year increments unless written notice not to extend the Agreement is given by either party at least six (6) months in advance of completion of current Agreement term.

V.  PRODUCT PRICING

     A. PREPRODUCTION PRICING will be conducted on a time and material basis using the standard floor rates and will include G&A and warranty expenses and operating margin. Refer to Appendix Exhibit A for additional details.

     B.  PRODUCTION PRICING

         (i) The price which Buyer shall pay for each Product shall be determined monthly in accordance with the formula set forth on Exhibit A. The initial Assembly and Test costs on Exhibit A will be established within one (1) month from completion of the pre-production units. Assembly and Test costs and Material costs determined from pre-production and the pricing formula in Exhibit A will be utilized to establish the initial selling price. A review of Material and Outplant costs (but not Assembly and Test Costs) will occur on an annual basis at the beginning of each Contract Year, after a first review after the first six months of the first Contract Year. Contractor agrees to open books to Buyer for verification of material, labor, G&A, warranty, and other costs listed on Exhibit A.

        (ii) Prices include all charges, including without limitation, packaging, packing, and all taxes except sales, use, and other such taxes imposed upon the sale or transfer of Product. Buyer shall have no liability for such taxes if it has complied with statutory resale tax certificate requirements. If Buyer is liable to pay these taxes, they shall be specifically listed in Contractor's invoice.

VI.  DELIVERY, LEADTIME AND FLEXIBILITY

     A. Contractor shall deliver Product to Buyer within 120 days ("Leadtime") of the date of Buyer's Purchase Order, unless Buyer requests a later delivery date or Contractor agrees to an earlier delivery date. TIME AND RATE OF DELIVERY ARE OF THE ESSENCE OF ALL PURCHASES MADE UNDER THIS AGREEMENT.

     B. All shipments shall be F.O.B. Origin. Buyer shall select the carrier and shall pay transportation charges in a "freight collect" basis.

     C. Buyer may require that shipments of Product under this Agreement be shipped by Contractor to various destinations. Buyer will clearly specify the "SHIP TO" location for each Product.

     D. Buyer may, without cost or liability, increase or decrease the quantity under any particular Purchase Order within the following parameters:

         *** Months                   Firm; unchangeable
         From Delivery Date

         *** Months                   Increase by *** or *** units, whichever is
         From Delivery Date           greater; no limit on decreases.

         More than *** Months         Increase by *** or *** units, whichever
         From Delivery Date           is greater; no limit on decreases.

         If Buyer decreases the quantity under a particular Purchase Order and does not reschedule the delivery of those units for a date which is within 60 days of their original delivery date, Buyer shall reimburse Contractor for all amounts paid to third parties for components purchased for any units which were cancelled and not so rescheduled. Any components which Buyer has paid for in this manner shall then belong to Buyer.

     E. Buyer shall use its reasonable efforts to forecast it's intended purchases for a twelve (12) month period on a quarterly basis. Such forecast is for Contractor's convenience only and shall not create any liability on Buyer or obligation to purchase Product.

     F. Buyer may, without cost or liability, reschedule the delivery of any or all Product under any particular Purchase Order by up to 60 days in accordance with the following schedule:

         Number of Days                     Percentage of
         Advance Notice               Shipment to be Rescheduled
         --------------               --------------------------
             0 - 30                              ***
            31 - 60                              ***
            61 - 90                              ***
            Over 90                              ***

VII. WARRANTY

     A.  LIMITED WARRANTY

         (i) Contractor warrants for fifteen (15) months from date of shipment to Buyer's customer (but in no event for more than eighteen (18) months after the date of Contractor's shipment to and acceptance by the Buyer) that all Product shall be free from defects in material, and workmanship and shall conform to current, applicable specifications, drawings, samples and descriptions referred to in this Agreement. Contractor warrants it has the right to convey the Product and that the Product is free of all liens and encumbrances. These warranties shall survive any inspection, delivery, payment, and termination of this Agreement, and shall run to Buyer, its customers, successors, and assigns.

         (ii) Except with respect to work performed by foreign service centers operated by third parties under VII D, Contractor shall correct defects in Product at its facility. At Buyer's option, Contractor shall complete an assessment of product returned within 72 hours of receipt of Product and use its best efforts to repair or replace all defective Product within fourteen (14) days of receipt of such Product. Contractor agrees to pay returned freight to the customer and method of shipment will be consistent with the method of inbound freight to the Contractor. Any other freight will be the responsibility of the Buyer.

         (iii) Contractor warrants that all Products shall not be "adulterated" or "misbranded" at the time of manufacture within the meaning of the U.S. Food, Drug and Cosmetic Act, as amended and shall be produced, manufactured and assembled in compliance with (a) all applicable federal and state laws and rules and regulations, including but not limited to The Food, Drug and Cosmetic Act of 1938 as amended and all regulations promulgated thereunder, including without limitation, Good Manufacturing Practices for medical devices and, (b) the International Standards Organization Rules 9000 et seq. in effect at the time of production.

         (iv) Contractor warrants that, to its knowledge, none of the processes and equipment which it utilizes in the manufacturing of the Product infringes, violates, or breaches any U.S. patent or the intellectual property rights of any third party, and shall not, to its knowledge, in the future violate any such rights of any third party.

     B.  NON-WARRANTY SERVICE

         (i) To the extent desired by Buyer, repair services outside the scope of the warranties described in this Section VII shall be provided by the Contractor pursuant to a Repair and Service Agreement to be negotiated in good faith by the parties and signed within a reasonable time following execution of this Agreement.

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

     C.  SUPPLY OF REPLACEMENT PARTS

         (i) Contractor agrees to promptly provide Buyer, or Buyer's designee, in a timely manner and upon request, Buyer's requirements of replacement parts for warranty and non-warranty repairs or service. Buyer shall pay for such non-warranty replacement parts at a cost equal to SeaMED's cost for the component involved increased by a material burden of ***%, and an operating margin of ***%, plus freight and shipping charges actually incurred by the Contractor. The cost of replacement parts required for warranty repair services including freight and shipping charges, shall be at the Contractor's expense as part of it's warranty services.

         (ii) Contractor warrants that for a period of time beginning on the date of delivery to the Buyer, or the Buyer's designee, of any replacement parts provided pursuant to this Section A, Limited Warranty, and continuing thereafter for ninety (90) days following installation of such replacement parts (but in no event to exceed six (6) months from the date of delivery of such replacement parts to the Buyer), each such part shall be free from defects in material and workmanship and shall be subject to the same additional warranties and terms as are contained in
               Section VII A (excluding the term of the warranty under VII A
               (i)) with respect to the Product generally. In the event any replacement part provided pursuant to this Section does not conform with the above, the Buyer or, at the Buyer's option, the Buyer's designee shall return such replacement part to the Contractor, and the Contractor shall, within seven (7) days following the receipt, promptly repair or replace such replacement part without charge and refund to the Buyer or the Buyer's designee freight paid by the Buyer or the Buyer's designee for the original and return shipment, such freight cost not to exceed the then current surface rate, freight charge charged by United Postal Service ("UPS") or, if such UPS freight charge is not readily available, the rate charged by a shipping company similar to UPS.

         (iii) Contractor is not responsible for the workmanship of third party whose work is not performed under contract with Contractor.

     D.  FOREIGN SERVICE CENTERS

         (i) If Contractor does not establish a warranty service center in a country where Buyer desires such a service center by such date as may from time to time be requested by Buyer, Buyer may establish such service centers with third parties. Contractor shall, in a prompt and timely manner and at Contractor's expense, supply any such third party service center with all parts required for warranty repairs or service, and shall promptly reimburse Buyer for the reasonable cost of all such warranty repairs and services performed by any such third party service center.

VIII. CONFIDENTIAL INFORMATION AND ADVERTISING

      A. Contractor shall maintain as confidential any specifications, drawings, blueprints, data, business information, trade secrets, or other information ("Confidential Information") which Contractor learns or acquires by virtue of this Agreement, except as required by law, and after written notice to Buyer. Contractor further agrees to protect the "Confidential Information" against disclosure to persons who have not been authorized, in writing, by Buyer to receive the same and Contractor shall not use any Confidential Information for any purpose other than manufacturing the Product for Buyer.

      B. Contractor may disclose Confidential Information to Contractor's employees who have a need to know and a legal duty to protect such confidential information. At Buyer's request Contractor agrees to return any or all Confidential Information to Buyer, or to destroy or otherwise dispose of any or all Confidential Information, as directed by Buyer.

      C. Without Buyer's prior written consent, Contractor shall not in any manner disclose (except as required for financing), advertise, or publish the existence of this Agreement nor the terms of transactions under this Agreement, which shall be considered as part of the "Confidential Information".

      D. The term Confidential Information shall not include information which Contractor demonstrates is in the public domain at the time of disclosure or afterward, except where such information becomes public due to a breach by Contractor of its obligations hereunder, nor shall the term Confidential Information include information which is in Seller's possession at the time of disclosure as evidenced by the written records of Contractor or which may be disclosed to Contractor by a third party having the right to disclose the same.

IX.   OWNERSHIP

      A. Specifications. Contractor acknowledges that the specifications and all related writings, drawing, artwork, computer assisted designs and similar works (collectively "Manufacturing Information") are and shall be the

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

         exclusive property of Buyer, and Buyer retains all right, title and interest, including copyright, relating to such material. Contractor agrees to deliver to Buyer copies of all Manufacturing Information within ten (10) business days of the date when Contractor begins to utilize any particular items of Manufacturing Information in the manufacturing of the Product. Upon termination of this Agreement for any reason, Contractor agrees to deliver to Buyer copies of all Manufacturing Information within ten (10) business days of such termination; this material shall be complete in every respect, so as to permit an experienced manufacturer to manufacture, assemble, maintain and service the Product described in this Agreement. Manufacturing Information shall include a full drawing package in reproducible form, and any revisions or updates, including but not limited to: DXF Autocad files, fabrication drawings, an approved supplier list which identifies the names and addresses of all current suppliers of all raw materials, parts and components, test specifications, tooling specifications and drawings, manufacturing assembly instructions, routings, quality assurance protocols, test equipment, lists of parts and components, specs and drawings, engineering change notice history, device master records, device history records, complaint files, and any other records or files which Contractor must maintain for FDA or other regulatory purposes. Transfer of all Manufacturing Information will be product specific not including Contractor's proprietary policies and procedures.

     B. Buyer's Equipment. Set forth on Exhibit B is a list of all of Buyer's Equipment as of the date of this Agreement. Contractor and Buyer shall periodically update Exhibit B to include newly acquired items of Buyer's Equipment. Contractor shall install, maintain and account for Buyer's Equipment at Contractor's or subcontractor's of the Contractor facilities in accordance with GMP. Contractor hereby acknowledges that the Buyer's Equipment is the sole and exclusive property of Buyer. Buyer shall provide identification and ownership tags (also called asset tags) for the Buyer's Equipment, and Contractor shall ensure that such tags are properly placed and maintained on all Buyer's Equipment. Contractor hereby covenants that, during the term of this Agreement:

         (i) Contractor and any subcontractor of Contractor using Buyer's Equipment shall utilize Buyer's Equipment solely for manufacturing Buyer's requirements of the Product as ordered hereunder,

         (ii) Contractor shall not encumber any of the Buyer's Equipment, nor shall Contractor permit the Buyer's Equipment to become encumbered as a result of any act or omission or Contractor or a subcontractor of Contractor.

     C. Within five (5) business days following termination or expiration of this Agreement for any reason, Contractor agrees to properly pack and return to Buyer, or cause to be properly packed and returned to Buyer, F.O.B. point of shipment, all Buyer Equipment, the same to be shipped to such facility as Buyer directs at Buyer's expense.

     D. Improvements. Contractor hereby acknowledges that all improvements to the Product, the manufacturing process for the Product and any Buyer's Equipment shall be the sole property of Buyer, and Contractor shall provide Buyer, at Buyer's request and at a reasonable charge, reasonable assistance in securing patents for such improvements. Contractor agrees to promptly disclose all improvements to Buyer and to execute documents reasonably requested by Buyer to evidence Buyer's ownership of such improvements.

X.   INDEMNITY FOR THIRD PARTY CLAIMS

     A. Buyer agrees to indemnify and hold Contractor, its affiliated entities, and their respective officers, directors, shareholders, employees and agents, harmless from and against all costs, claims, losses, damages, liability and expenses (including, without limitation, attorney's fees and disbursements) incurred on account of any injury to persons or property arising out of, or in any way connected with the Product unless the same results from Contractor's negligence or from the failure of the Product involved to conform, for a period of five (5) years, with Contractor's warranties contained in Article VII, without regard to the 15/18 month limitation contained in the warranty under VII A (i). In the event any claim is asserted or any suit is filed against Contractor for which Buyer may be required to indemnify Contractor under this provision, Contractor shall give Buyer prompt written notice of same. Contractor shall cooperate with Buyer, at Buyer's request and expense, in the defense of any such claim. Buyer shall have the sole right to defend and/or settle such a claim, including selecting counsel of its choice.

     B. Contractor agrees to indemnify and hold Buyer, its affiliated entities, and their respective officers, directors, shareholders, employees and agents, harmless from and against all costs, claims, losses, damages, liability and expenses (including, without limitation, attorney's fees and disbursements) incurred on account of any injury to persons or property arising out of, or in any way connected with, Contractor's negligence or from failure of the Product involved to conform, for a period of five (5) years, with Contractor's warranties contained in
         Article VII, without regard to the 15/18 month limitation contained in the warranty under VII A (i). In the event any claim is asserted or any suit is filed against Buyer for which Contractor may be required to indemnify Buyer under this provision, Buyer shall give Contractor prompt written notice of same. Buyer shall cooperate with Contractor, at Contractor's request and expense, in the defense of any such claim. Contractor shall have the sole right to defend and/or settle such a claim, including selecting counsel of its choice.

     C. Contractor agrees to indemnify and hold Buyer, its affiliated entities, and their respective officers, directors, shareholders, employees and agents, harmless from and against all costs, claims, losses, damages, liability and expenses (including, without limitation, attorney's fees and disbursements) arising out of or in conjunction with any claim that any of the processes or equipment utilized by Contractor, excluding equipment specified for use by Buyer, in the manufacturing of the Product violates or infringes any U.S. patent or the intellectual property rights of any third party.

XI.  FORCE MAJEURE

         Neither party shall be considered to be in default in respect of any obligation hereunder, if failure of performance shall be due to Force Majeure. If either party is affected by a Force Majeure event, such party shall, within ten (10) days of its occurrence, give notice to the other party stating the nature of the event, its anticipated duration and any action being taken to avoid or minimize its effect. The suspension of performance shall be of no greater scope and no longer duration than is required and the non-performing party shall use reasonable efforts to remedy its inability to perform. Force Majeure shall mean explosion, flood, fire, war (whether declared or otherwise), accident, labor strike, or other labor disturbance, sabotage, acts of God, or acts of regulatory agencies, (other than the FDA, or a Notified Body or Competent Authority with respect to ISO certification), failure of suppliers to deliver components when ordered in a timely manner by the party involved, which are unforeseeable or unavoidable and beyond the control and without the fault or negligence of a party.

XII. REGULATORY MATTERS

     A. Complaints - Buyer shall forward to Contractor copies of customer Product complaints relating to the manufacture and operation of the Product which it determines are to be reported as a MDR within 48 hours of such determination, and Contractor will cooperate fully with the Buyer in investigating such complaints. In the event that customer complaints are received by the Contractor they are to be forwarded to the Buyer's Customer Quality within forty-eight (48) hours of receipt.

         Upon the request of the Buyer, and at a reasonable charge mutually agreed upon between the parties, Contractor will conduct a comprehensive analysis and test of any Product subject to a complaint and will promptly provide Buyer with a written report on such analysis and testing period. The cost of any such analysis and testing shall be paid by the party which is responsible for the problem which resulted in the issuance of the MDR involved.

     B. Registration - Contractor hereby represents to Buyer that it shall, at its sole cost and expense, timely register with the FDA as a Medical Device Manufacturer, or cause to be timely registered with the FDA, in accordance with the Federal Food, Drug and Cosmetic Act 21 CFR Part 807 as amended, and obtain appropriate ISO certification for its establishment and will maintain all such FDA and ISO registrations and certifications in effect at all times during the term of this Agreement.

     C. Product Reports - Buyer shall provide Contractor with a copy of all medical device reports ("MDR") pertaining to the Product which are issued under the Federal Food, Drug and Cosmetic Act as amended.

     D. Regulatory Reports - Contractor shall provide or cause to be provided to Buyer within five (5) days of their receipt by Contractor, or subcontractor of Contractor, copies of any ISO summary reports and of any FDA Form 483 observations, follow-up warning letters and/or closeout reports for those portions of FDA GMP compliance inspection reports relating in general or specifically to the manufacture of the Product(s) or any facility where the Product(s) is manufactured. Confidential information of other customers which is contained in reports which relate generally, but not specifically, to the Product may be redacted.

     E. Contacts - Each party shall designate an individual within their organization to be the primary contact regarding regulatory issues. Such individual can be changed by giving written notice thereof to the other party.

     F. Regulatory Audits - Buyer may, from time to time and upon notice to Contractor, review and inspect all documents and records of Contractor relating to the Product, and pertaining to Contractor's compliance with GMP and ISO requirements. All such regulatory audits shall be conducted during normal business hours. Contractor shall make appropriate personnel available to assist Buyer in evaluating such records.

XIII. NOTICES

     A. Any notice under this Agreement shall be in writing, and may be delivered by hand or sent by mail or facsimile transmission. Notices sent by mail shall be sent by registered mail or certified mail, postage prepaid, return receipt requested, and shall be deemed received on the date of receipt indicated by the receipt verification provided by the United States Postal Service. All notices shall be effective when first received at the following addresses:

         If to Contractor:                       If to Buyer:

         SeaMED Corporation                      Urologix, Inc.
         14500 N.E. 87th Street                  14405 Twenty-First Avenue North
         Redmond, WA 98052                       Minneapolis, MN 55447
                                                 Attn:  Vice President,
                                                        Research & Development

         with copies to:                         with copies to:
         Manager, Customer Support
         Vice President, Operations
         Vice President Regulatory Affairs and
         Quality Assurance

         Either party may designate any other address for notices given it by written notice to the other party given at least ten (10) days prior to the effective date of such change.

XIV.  TERMINATION

     (A) Upon any breach of the terms and provisions herein, this agreement may be terminated by either party hereto if such breach is not corrected within sixty (60) days after written notice to the defaulting party calling for remedy of such breach; provided however that if the breach involved is the failure of Contractor to deliver conforming Products on time, Contractor shall cure any such breach within fifteen (15) days. If Contractor fails to deliver conforming Products on time on three or more occasions in any period of 120 days, Buyer may at any time thereafter terminate this Agreement. If any provision of this agreement gives any party the right to terminate this agreement, upon the occurrence or non-occurrence of certain stipulated events, such termination shall be effective upon written notice to the other party.

     (B) In the event that this agreement is terminated, the parties agree as follows:

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

         (1) Regardless of which party terminates the agreement, BUYER shall buy from CONTRACTOR, at cost plus one-half of normal mark-up, any and all transferable parts and other raw materials which are in inventory or are on order and non-cancelable by CONTRACTOR and which are new and in serviceable condition; provided however, BUYER shall not be required to purchase more than a three (3) month supply of any particular part, based on BUYER's most recent quarterly forecast plus up to an additional $50,000 in the aggregate for any additional parts and raw materials which were purchased in good faith by Contractor to achieve economies of scale or reduce leadtimes. BUYER shall reimburse CONTRACTOR for all finished goods and work in process either on hand or on order and non-cancelable, purchased and/or manufactured as a result of BUYER's purchase orders; provided however, that Buyer shall not be required to purchase more than a three (3) month supply of any such items, based upon Buyer's most recent purchase order. The price for finished goods shall be the most recent price for Products under Exhibit A and the price for any work in process shall be as agreed at that time. CONTRACTOR shall complete any work in process if so requested by BUYER as if no termination notice was given.

         (2) If BUYER terminates this agreement, and if BUYER requests CONTRACTOR's assistance in establishing an alternate source for the production of the product, CONTRACTOR shall provide to BUYER design details, tooling, work in process, and other Manufacturing Information relating to the Product. BUYER shall be responsible for the costs, if any, of copying records and the costs of transferring transferable parts to such alternate source. CONTRACTOR shall provide a complete listing of parts including traceability records.

XV.  GENERAL

     A. Only the authorized representatives of the parties may amend or waive provisions of this Agreement. Any such amendment or waiver shall not be binding unless it is in writing and signed by both parties. If either party fails to enforce any term of this Agreement, failure to enforce on that occasion shall not prevent enforcement on any other occasion.

     B. As used in this Agreement, except where otherwise noted, the term "days" shall mean calendar days.

     C. Contractor, including its servants, agents and employees, is an independent contractor and not an agent or employee of Buyer. Without limiting the generality of the foregoing, Contractor is not authorized to represent or make any commitments on behalf of Buyer, and Buyer expressly disclaims any liability therefore.

     D. All rights and remedies conferred by this Agreement, by any other instrument, or by law are cumulative and may be exercised singularly or concurrently. If any provision of this Agreement is held invalid by any law or regulation or any government or by any court, such invalidity shall not affect the enforceability of any other provisions hereof. This Agreement and any Purchase Orders issued hereunder shall be governed by and interpreted in accordance with the laws of the State of Washington.

     E. The provisions of this Agreement dealing with Delivery, Payment and Off-Set, Warranty, Confidential Information and Advertising, Ownership, Intellectual Property Indemnity, Changes Term of Availability, U.S. Customs, Marking and Duty Drawback Requirements, Compliance with Laws, General, Manufacturing Assistance, and any other provisions which by their terms are intended to survive the termination of this Agreement shall survive termination or expiration of this Agreement and remain in full force and effect thereafter.

     F. The parties agree that, in addition to any other relief afforded under the terms of this Agreement or by law, each party shall have the right to enforce this Agreement by injunction issued against the other party, it being understood that both damages and injunctive relief shall be proper modes of relief and are not to be considered as alternative remedies.

     G. This Agreement represents the entire agreement between the parties and supersedes all previous communications, representations, understandings and agreements, either oral or written, between the parties with respect to the subject matter of this Agreement.

XVI.  BUSINESS REVIEWS

     A. Buyer and Contractor shall, each at their own expense, meet periodically to review performance and business transacted, and to identify and resolve those issues which have arisen since the last business review meeting.

     B. Buyer and Contractor shall furnish agenda items not later than one (1) week prior to scheduled business review meetings. Minutes shall document action items, open items, and committed dates which may be the result from such business review meetings, and shall be sent by the drafting party to the other party within ten (10) days after each meeting.

XVII.  INSURANCE

     A. Contractor agrees to carry at all times, and with companies acceptable to Buyer, insurance of the kinds and in the amounts listed below:

         (i) Worker's Compensation statutory limits in each state in which Contractor is required to provide Worker's Compensation coverage.

         (ii)  Employee's Liability not less than $500,000 per employee.

         (iii) Comprehensive General Liability - including Contractual Liability, Independent Contractor's Liability, Products and/or Completed Operations Liability, and Personal Injury / Property Damage Coverage's in a combined single limit of not less than $1,000,000.

         (iv) Automobile Liability for owned, nonowned and hired vehicles in a combined single limit of not less than $1,000,000.

         (v) Umbrella Liability a combined single limit of not less than $2,000,000.

     B. Buyer agrees to carry at all times, and with companies acceptable to Contractor, insurance of the kinds and in the amounts listed below:

         (i) Comprehensive General Liability - including Contractual Liability, Independent Contractor's Liability, Products and/or Completed Operations Liability, and Personal Injury / Property Damage Coverage's in a combined single limit of not less than $1,000,000.

         (ii) Umbrella Liability a combined single limit of not less than $3,000,000.

XVIII.  LIMITATION OF LIABILITY

     A. Except as otherwise provided in this Agreement, neither party shall be liable for special, indirect, incidental, or consequential damages arising from its breach of warranty or negligence. The foregoing limitation shall not limit Contractor's liability for any costs, expenses, and damages arising from Contractor's breach of warranty or negligence if the same arises out of or in connection with: claims brought by third parties; Contractor's unauthorized disclosure of Buyer's confidential information; or any indemnification granted by Contractor in connection with this Agreement.

     B. In no event shall Buyer's liability to Contractor exceed the total amount to be paid to Contractor hereunder.

XIX. NO IMPLIED LICENSE

     A. The parties understand that, except as may be otherwise expressly stated herein, neither the Terms or Conditions of this Agreement, nor the acts of either party arising out of this Agreement or related to Buyer's purchase, use, sale, or other distribution of Product may be considered in any way as a grant of any license whatsoever under any of Buyer's present or future patents, copyrights, trademarks, trade secrets, or other proprietary rights, nor is any such license granted by implication, estoppel, or otherwise.

XX.  MANUFACTURING ASSISTANCE

     For purposes of Buyer's Pre-Market Application with the FDA and to reduce the consequences to Buyer of an interruption in the supply of Products, Buyer may establish an alternate source of supply for a portion of Buyer's requirements for the Product. Contractor agrees to assist Buyer in establishing and developing the necessary facilities, equipment and skills to enable Buyer to itself manufacture the Product. Contractor's assistance shall include, without limitation, providing the Manufacturing Information to Contractor in a prompt and timely manner and making Contractor's employees available for consultation and training, both by phone and from time to time at Buyer's facilities. Any transportation, food, lodging, and other out-of-pocket travel expenses and direct labor expenses incurred by Contractor in conjunction with providing such assistant at Buyer's manufacturing site shall be reimbursed to Contractor by Buyer. Direct labor expenses shall be charged to Buyer at the actual hourly wage rate paid the employee involved by Contractor, plus an additional ***% as an allowance for all fringe benefit costs. To the extent that any Manufacturing Information includes any inventions, know-how, or other proprietary rights (whether patented or unpatented) of Contractor, Contractor hereby grants a perpetual, non-exclusive, royalty free, worldwide right and license to Buyer to utilize the same in conjunction with the manufacture of the Product(s). All Manufacturing Information shall be considered Confidential Information and shall be governed by the terms of Article VIII of this Agreement.

     IN WITNESS WHEREOF, the authorized representatives of the parties have executed this Agreement under seal of the date(s) set forth below.

     SeaMED Corporation                         Urologix, Inc.
         Contractor                                  Buyer

By: /s/ W. ROBERT BERG                 By:  /s/ JONATHAN R. McGrath
    -------------------------               ---------------------------
           (Signature)                                (Signature)

        W. Robert Berg                          Jonathan R. McGrath
- -----------------------------          --------------------------------
        (Printed Name)                             (Printed Name)

        PRES./C.E.O.                                 VP R&D
- -----------------------------          --------------------------------
          (Title)                                    (Title)


           8/24/95                                 25/AUG/1995
- -----------------------------          --------------------------------
            (Date)                                    (Date)

                                   EXHIBIT A

     Price = ***

Where:

     M     =    Material Cost
     Mb    =    Material Burden
     A     =    Assembly and Test cost
     Op    =    Outplant Costs
     Mo    =    Other Manufacturing
     Ga    =    G&A and Mktg.
     Om    =    Operating Margin


Material Burden, Assembly and Test costs, Outplant costs, Other Manufacturing costs, and G&A and Mktg. costs shall be adjusted in accordance with Buyer's Estimated Annual Purchases of Products in accordance with the following schedule.

The price for Products purchased each month by Buyer shall be determined according to the following schedule, based upon the Estimated Annual Purchases of Buyer. At the beginning of each month, Buyer's Estimated Annual Purchases shall be deemed to be two times the sum of (i) the amount of Buyer's purchases during the preceding three months plus (ii) the amount of Buyer's purchases for the following three months, which for this purpose, shall be determined by multiplying the number of units of Product for which Buyer has issued purchase orders for that period by the average per unit price paid by Buyer for the Product during the preceding three months.

- ----------------------------------------------------------------------------------------------
Estimated               (lesser than)$***        $*** to        $*** to   (greater than)$***
 Annual Purchases                                 $***           $***

Material Cost                         ***         ***             ***                     ***

Material Burden                       ***%        ***%            ***%                    ***%

Assembly & Test                       ***         ***             ***                     ***

Outplant Costs                        ***         ***             ***                     ***

Other Manufacturing                   ***%        ***%            ***%                    ***%

G&A & Mktg.                           ***%        ***%            ***%                    ***%

Operating Margin                      ***%        ***%            ***%                    ***%